Exhibit 99.1

E*TRADE Financial Corporation Announces Fourth Quarter and Full Year 2017 Results

E*TRADE Bank reduces Tier 1 leverage ratio threshold to 7.0%

Announces Acquisition of More Than One Million Retail Brokerage Accounts with $18 Billion in Assets

NEW YORK--(BUSINESS WIRE)--January 25, 2018--E*TRADE Financial Corporation (NASDAQ:ETFC):

Fourth Quarter Results

  Net income of $129 million, or $0.48 per diluted share, which includes net expenses of $44 million, or $0.16, related to tax reform and other items(1)
  Total net revenue of $637 million
  Operating margin of 47 percent; adjusted operating margin of 43 percent(2)
  Consolidated balance sheet assets of $63.4 billion; average interest-earning assets of $57.4 billion; net interest margin of 292 basis points
  Daily Average Revenue Trades (DARTs) of 236,000, a Company record(3); 29 percent in derivatives
  Customer margin balances of $9.1 billion, a Company record(3)
  Net new brokerage accounts of 46,000
  Net new brokerage assets of $3.2 billion; end of period total customer assets of $383.3 billion
  Managed products of $5.4 billion
  Utilized $175 million to repurchase 3.9 million shares at an average price of $44.97

Full Year 2017 Results

  Net income of $614 million; net income available to common shareholders of $589 million(1)
  Diluted earnings per common share of $2.15, which includes net expenses of $13 million, or $0.04, related to tax reform and other items(1)
  Total net revenue of $2.4 billion
  Operating margin of 45 percent; adjusted operating margin of 40 percent(2)
  DARTs of 214,000, a Company record(3); 30 percent in derivatives, a Company record(3)
  Net new brokerage accounts of 172,000
  Net new brokerage assets of $12.2 billion, a Company record(3)
  Utilized $362 million to repurchase 8.5 million shares at an average price of $42.62

E*TRADE Financial Corporation (NASDAQ: ETFC) today announced results for its fourth quarter ended December 31, 2017, reporting net income of $129 million, or $0.48 diluted earnings per common share. This compares to $147 million, or $0.49, in the prior quarter, and $127 million, or $0.46, in the fourth quarter of 2016. Total net revenue of $637 million increased from $599 million in the prior quarter and $509 million in the fourth quarter of 2016. Operating margin for the quarter was 47 percent and adjusted operating margin was 43 percent(2) which compares to 37 percent and 42 percent(2) in the prior quarter and 40 percent and 37 percent(2) in the year-ago quarter.

The Company recognized $58 million of additional income tax expense in the fourth quarter, due to the federal tax reform enacted on December 22, 2017. This was the result of the reduction in the value of the Company's net deferred tax assets, which ended the year at $251 million.

“The fourth quarter results we delivered placed an exclamation mark on an exceptional year, and I am extremely proud of what the team accomplished. Amid a fiercely competitive environment, and unprecedented markets, we were able to stay focused on our efforts and drive results for shareholders. Aided by the best derivatives platform in the industry, and the resurgence of retail engagement, we set annual records across DARTs, derivatives mix, net new brokerage assets, and margin balances. We also elevated our iconic brand back to the top of the class where it belongs,” said Karl Roessner, Chief Executive Officer. “Our financial results reflect our focus and drive, as we delivered commanding revenue growth, while expanding our operating margin and purposefully deploying capital to the benefit of our shareholders—growing our balance sheet to end the year at our targeted size, and progressing at pace on our share repurchase program. As we look to 2018 and beyond, we have enhanced and optimized E*TRADE to continue to navigate ever-changing market forces, and to continue to deliver exceptional value and a best-in-class experience for traders and investors alike. For 2018, I look forward to another strong year focused on growth and on generating value for our shareholders.”

E*TRADE Financial Corporation announced today it has entered into a definitive agreement to acquire more than one million retail brokerage accounts with $18 billion in customer assets from Capital One Financial Corporation for a purchase price of $170 million. As of December 31, 2017 these accounts carried $1.9 billion in customer cash, as well as $0.2 billion in customer margin balances.

“The attractiveness of this acquisition is directly attributable to the power and flexibility of our business model,” said Karl Roessner, Chief Executive Officer. “Our inherent scalability positions us to efficiently bring on these accounts and materially expand our US household penetration. As the deal closes, we look forward to introducing these new customers to the depth, breadth, and best-in-class nature of our products and services, and to deepening our relationship with them.”

E*TRADE expects the transaction to be relatively neutral to earnings in 2018 and approximately $0.06 accretive in 2019 when full run-rate synergies are expected. The Company intends to fund the transaction with existing corporate cash. The transaction is expected to close during the third quarter of 2018, subject to customary closing conditions and regulatory approvals.

E*TRADE was advised by Credit Suisse and Skadden, Arps, Slate, Meagher & Flom LLP. Capital One Financial was advised by Centerview Partners, Berkshire Partners, and Wachtell, Lipton, Rosen & Katz.

Historical metrics and financials can be found on the E*TRADE Financial corporate website at about.etrade.com.

The Company will host a conference call to discuss the results beginning at 5 p.m. ET today. This conference call will be available to domestic participants by dialing (800) 272 9104 while international participants should dial +1 (303) 223 4371. A live audio webcast and replay of this conference call will also be available at about.etrade.com.

About E*TRADE Financial

Securities products and services are offered by E*TRADE Securities LLC, Member FINRA/SIPC. Investment advisory services are offered through E*TRADE Capital Management, LLC, a Registered Investment Adviser. Commodity futures and options futures products and services are offered by E*TRADE Futures LLC, Member NFA. Banking products and services are offered by E*TRADE Bank, a federal savings bank, Member FDIC, or its subsidiaries. E*TRADE Securities LLC, E*TRADE Capital Management, LLC, E*TRADE Futures LLC, and E*TRADE Bank are separate but affiliated companies. More information is available at www.etrade.com. ETFC-E

Important Notices

E*TRADE Financial, E*TRADE, the E*TRADE logo, and OptionsHouse are trademarks or registered trademarks of E*TRADE Financial Corporation.

Forward-Looking Statements

The statements contained in this press release that are forward looking, including statements regarding the Company’s proposed transaction with Capital One Financial Corporation and its benefits and timing and the Company's ability to manage changes in the market, continue to deliver quality services, improve its growth during 2018 and beyond and generate value for shareholders, are “forward-looking statements” within the meaning of the federal securities laws, and are subject to a number of uncertainties and risks. Actual results may differ materially from those indicated in the forward-looking statements. The uncertainties and risks include, but are not limited to: risks related to the proposed transactions with Capital One Financial Corporation and Trust Company of America, including that the closing of one or both of the transactions may not occur or may be delayed, the actual aggregate consideration paid in connection with the proposed transaction with Capital One Financial Corporation, unanticipated restructuring costs may be incurred or undisclosed liabilities assumed, integration plans (including retention of key employees) may not be implemented as anticipated and the expected synergies and other financial benefits from one or both of the transactions may not be realized; macro trends of the economy in general; market volatility and its impact on trading volumes; fluctuations in interest rates; the ability to attract and retain customers and develop new products and services; increased competition; potential system disruptions and security breaches; increased restrictions resulting from financial regulatory reform or changes in the policies of our regulators; adverse developments in litigation or regulatory matters; the timing and duration of, and the amount of shares repurchased and amount of cash expended in connection with, the share repurchase program; and the other factors set forth in our annual, quarterly, and current reports on Form 10-K, Form 10-Q, and Form 8-K previously filed with the Securities and Exchange Commission (including information in these reports under the caption “Risk Factors”). Any forward-looking statement included in this release speaks only as of the date of this communication; the Company disclaims any obligation to update any information, except as required by law.

© 2018 E*TRADE Financial Corporation. All rights reserved.

E*TRADE FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Statement of Income
(In millions, except share data and per share amounts)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,
	2017	2017	2016	2017	2016
Revenue:
Interest income	$439	$413	$310	$1,571	$1,233
Interest expense	(20)	(22)	(22)	(86)	(85)
Net interest income	419	391	288	1,485	1,148
Commissions	109	100	122	441	442
Fees and service charges	93	92	80	369	268
Gains on securities and other, net	5	6	8	28	42
Other revenue	11	10	11	43	41
Total non-interest income	218	208	221	881	793
Total net revenue	637	599	509	2,366	1,941
Provision (benefit) for loan losses	(26)	(29)	(18)	(168)	(149)
Non-interest expense:
Compensation and benefits	138	139	127	546	501
Advertising and market development	43	38	31	166	131
Clearing and servicing	30	29	30	124	105
Professional services	28	25	27	99	97
Occupancy and equipment	32	28	27	116	98
Communications	31	29	22	121	87
Depreciation and amortization	22	20	19	82	79
FDIC insurance premiums	7	8	7	31	25
Amortization of other intangibles	9	9	8	36	23
Restructuring and acquisition-related activities	3	4	7	15	35
Losses on early extinguishment of debt	—	58	—	58	—
Other non-interest expenses	21	18	17	76	71
Total non-interest expense	364	405	322	1,470	1,252
Income before income tax expense	299	223	205	1,064	838
Income tax expense	170	76	78	450	286
Net income	$129	$147	$127	$614	$552
Preferred stock dividends	—	12	—	25	—
Net income available to common shareholders	$129	$135	$127	$589	$552

Basic earnings per common share	$0.48	$0.49	$0.46	$2.16	$1.99
Diluted earnings per common share	$0.48	$0.49	$0.46	$2.15	$1.98
Shares used in computation of per common share data:
Basic (in thousands)	269,111	273,441	274,585	273,190	277,789
Diluted (in thousands)	270,347	274,594	275,840	274,352	279,048

E*TRADE FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheet
(In millions, except share data)
(Unaudited)

	December 31,	September 30,	December 31,
	2017	2017	2016
ASSETS
Cash and equivalents	$931	$896	$1,950
Cash required to be segregated under federal or other regulations	872	696	1,460
Available-for-sale securities	20,679	19,173	13,892
Held-to-maturity securities	23,839	22,920	15,751
Margin receivables	9,071	8,535	6,731
Loans receivable, net	2,654	2,838	3,551
Receivables from brokers, dealers and clearing organizations	1,178	1,108	1,056
Property and equipment, net	253	250	239
Goodwill	2,370	2,370	2,370
Other intangibles, net	284	294	320
Deferred tax assets, net	251	416	756
Other assets	983	879	923
Total assets	$63,365	$60,375	$48,999

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Deposits	$42,742	$41,543	$31,682
Customer payables	9,449	8,716	8,159
Payables to brokers, dealers and clearing organizations	1,542	1,392	983
Other borrowings	910	609	409
Corporate debt	991	991	994
Other liabilities	800	476	500
Total liabilities	56,434	53,727	42,727

Shareholders' equity:
Preferred stock, $0.01 par value; shares authorized: 1,000,000; shares issued and outstanding at December 31, 2017: 403,000	689	394	394
Common stock, $0.01 par value; shares authorized: 400,000,000; shares issued and outstanding at December 31, 2017: 266,827,881	3	3	3
Additional paid-in-capital	6,582	6,747	6,921
Accumulated deficit	(317)	(446)	(909)
Accumulated other comprehensive loss	(26)	(50)	(137)
Total shareholders' equity	6,931	6,648	6,272
Total liabilities and shareholders' equity	$63,365	$60,375	$48,999

Key Performance Metrics(4)
Corporate	Qtr ended 12/31/17	Qtr ended 9/30/17	Qtr ended 12/31/17 vs. 9/30/17	Qtr ended 12/31/16	Qtr ended 12/31/17 vs. 12/31/16

Operating margin %(2)	47%	37%	10%	40%	7%
Adjusted operating margin %(2)	43%	42%	1%	37%	6%

Employees	3,607	3,584	1%	3,601	—%
Consultants and other	107	96	11%	134	(20)%
Total headcount	3,714	3,680	1%	3,735	(1)%

Common equity book value per share(5)	$23.39	$23.10	1%	$21.46	9%
Tangible common equity book value per share(5)	$14.96	$15.51	(4)%	$13.71	9%

Cash and equivalents ($MM)	$931	$896	4%	$1,950	(52)%
Corporate cash ($MM)(6)	$541	$309	75%	$461	17%

Net interest margin (basis points)	292	285	7	260	32
Interest-earning assets, average ($MM)	$57,357	$54,839	5%	$44,260	30%

Customer Activity	Qtr ended 12/31/17	Qtr ended 9/30/17	Qtr ended 12/31/17 vs. 9/30/17	Qtr ended 12/31/16	Qtr ended 12/31/17 vs. 12/31/16

Trading days	62.5	62.5	N.M.	62.5	N.M.

DARTs	235,941	205,763	15%	187,620	26%
Derivative DARTs	69,448	66,122	5%	54,355	28%
Derivative DARTs %	29%	32%	(3)%	29%	—%

Total trades (MM)	14.7	12.9	14%	11.7	26%
Average commission per trade	$7.41	$7.76	(5)%	$10.42	(29)%

Key Performance Metrics(4)
Customer Activity	Qtr ended 12/31/17	Qtr ended 9/30/17	Qtr ended 12/31/17 vs. 9/30/17	Qtr ended 12/31/16	Qtr ended 12/31/17 vs. 12/31/16

Gross new brokerage accounts	133,031	105,166	26%	102,137	30%
Gross new stock plan accounts	65,004	74,194	(12)%	64,397	1%
Gross new banking accounts	924	834	11%	843	10%
Closed accounts	(140,920)	(158,009)	(11)%	(149,687)	(6)%
Net new accounts	58,039	22,185	162%	17,690	228%

Net new brokerage accounts	46,195	26,225	76%	24,028	92%
Net new stock plan accounts	17,130	554	N.M.	1,639	N.M.
Net new banking accounts	(5,286)	(4,594)	(15)%	(7,977)	34%
Net new accounts	58,039	22,185	162%	17,690	228%

End of period brokerage accounts	3,634,909	3,588,714	1%	3,463,003	5%
End of period stock plan accounts	1,492,376	1,475,246	1%	1,456,060	2%
End of period banking accounts	298,849	304,135	(2)%	316,673	(6)%
End of period total accounts	5,426,134	5,368,095	1%	5,235,736	4%

Annualized net new brokerage account growth rate	5.1%	2.9%	2.2%	2.8%	2.3%
Annualized brokerage account attrition rate(7)	9.7%	8.9%	0.8%	9.1%	0.6%

Customer margin balances(8) ($B)	$9.1	$8.5	7%	$7.1	28%

Customer Assets($B)
Security holdings	$287.3	$270.1	6%	$224.4	28%
Sweep deposits	37.7	36.5	3%	26.4	43%
Customer cash held by third parties(9)	5.7	7.1	(20)%	16.8	(66)%
Customer payables (cash)	9.5	8.7	9%	8.2	16%
Brokerage customer assets	340.2	322.4	6%	275.8	23%
Unexercised stock plan holdings (vested)	38.1	37.9	1%	30.2	26%
Savings, checking and other banking assets	5.0	5.0	—%	5.3	(6)%
Total customer assets	$383.3	$365.3	5%	$311.3	23%

Net new brokerage assets(10)	$3.2	$2.2	45%	$3.2	—%
Net new banking assets(10)	—	(0.1)	N.M.	0.1	N.M.
Net new customer assets(10)	$3.2	$2.1	52%	$3.3	(3)%

Annualized net new brokerage asset growth rate	3.9%	2.9%	1.0%	4.7%	(0.8)%

Brokerage related cash	$52.9	$52.3	1%	$51.4	3%
Other cash and deposits	5.0	5.0	—%	5.3	(6)%
Total customer cash and deposits	$57.9	$57.3	1%	$56.7	2%

Managed products	$5.4	$4.9	10%	$3.9	38%
Stock plan customer holdings (unvested)	$93.9	$88.3	6%	$73.2	28%

Customer net (buy) / sell activity	$(2.3)	$(1.3)	N.M.	$0.8	N.M.

Key Performance Metrics(4)
Loans	Qtr ended 12/31/17	Qtr ended 09/30/17	Qtr ended 12/31/17 vs. 9/30/17	Qtr ended 12/31/16	Qtr ended 12/31/17 vs. 12/31/16

Loans receivable ($MM)
One- to four-family	$1,417	$1,520	$(103)	$1,918	$(501)
Home equity	1,051	1,128	(77)	1,385	(334)
Consumer and other	186	190	(4)	248	(62)
Loans receivable, net	$2,654	$2,838	$(184)	$3,551	$(897)
Loan servicing expense	$6	$5	$1	$6	$—

Loan performance detail ($MM)

Current	$2,479	$2,664	$(185)	$3,477	$(998)
30-89 days delinquent	98	102	(4)	114	(16)
90-179 days delinquent	37	46	(9)	42	(5)
180+ days delinquent	114	120	(6)	139	(25)
Total delinquent loans	249	268	(19)	295	(46)
Gross loans receivable(11)	$2,728	$2,932	$(204)	$3,772	$(1,044)

Activity in Allowance for Loan Losses
($MM)	Three Months Ended December 31, 2017
	One- to Four- Family	Home Equity	Consumer and Other	Total
Allowance for loan losses, ending 9/30/17	$21	$69	$4	$94
Provision (benefit) for loan losses	1	(28)	1	(26)
(Charge-offs) recoveries, net	2	5	(1)	6
Allowance for loan losses, ending 12/31/17	$24	$46	$4	$74

	Three Months Ended September 30, 2017
	One- to Four- Family	Home Equity	Consumer and Other	Total
Allowance for loan losses, ending 6/30/17	$29	$82	$5	$116
Provision (benefit) for loan losses	(12)	(17)	—	(29)
(Charge-offs) recoveries, net	4	4	(1)	7
Allowance for loan losses, ending 9/30/17	$21	$69	$4	$94

	Three Months Ended December 31, 2016
	One- to Four- Family	Home Equity	Consumer and Other	Total
Allowance for loan losses, ending 9/30/16	$47	$183	$5	$235
Provision (benefit) for loan losses	(4)	(14)	—	(18)
(Charge-offs) recoveries, net	2	2	—	4
Allowance for loan losses, ending 12/31/16	$45	$171	$5	$221

Capital	Qtr ended 12/31/17	Qtr ended 9/30/17	Qtr ended 12/31/17 vs. 9/30/17	Qtr ended 12/31/16	Qtr ended 12/31/17 vs. 12/31/16

E*TRADE Financial
Tier 1 leverage ratio(12)	7.4%	7.2%	0.2%	7.8%	(0.4)%
Common Equity Tier 1 capital ratio(12)	33.9%	35.2%	(1.3)%	37.0%	(3.1)%
Tier 1 risk-based capital ratio(12)	39.5%	37.8%	1.7%	38.3%	1.2%
Total risk-based capital ratio(12)	43.8%	42.4%	1.4%	44.0%	(0.2)%

E*TRADE Bank
Tier 1 leverage ratio(13)	7.6%	7.7%	(0.1)%	8.8%	(1.2)%
Common Equity Tier 1 capital ratio(13)	35.7%	35.5%	0.2%	38.3%	(2.6)%
Tier 1 risk-based capital ratio(13)	35.7%	35.5%	0.2%	38.3%	(2.6)%
Total risk-based capital ratio(13)	36.4%	36.4%	—%	39.5%	(3.1)%

Average Balance Sheet Data
($MM)	Three Months Ended
	December 31, 2017			September 30, 2017
	Average	Interest	Average	Average	Interest	Average
	Balance	Inc./Exp.	Yield/Cost	Balance	Inc./Exp.	Yield/Cost
Cash and equivalents	$911	$3	1.12%	$905	$2	1.06%
Cash required to be segregated under federal or other regulations	957	3	1.32%	759	3	1.26%
Available-for-sale securities	19,676	108	2.19%	19,064	102	2.13%
Held-to-maturity securities	23,300	162	2.78%	22,162	153	2.77%
Margin receivables	8,724	92	4.22%	8,096	87	4.26%
Loans	2,821	36	5.15%	3,024	37	4.95%
Broker-related receivables and other	968	1	0.45%	829	1	0.45%
Subtotal interest-earning assets	57,357	405	2.82%	54,839	385	2.80%
Other interest revenue(a)		34		—	28
Total interest-earning assets	57,357	439	3.06%	54,839	413	3.01%
Total non-interest earning assets	4,686			4,952
Total assets	$62,043			$59,791

Deposits	$42,039	$1	0.01%	$40,758	$1	0.01%
Customer payables	9,334	1	0.06%	8,463	1	0.06%
Broker-related payables and other	1,300	—	0.00%	1,301	—	0.00%
Other borrowings	658	6	3.47%	831	6	2.91%
Corporate debt	991	9	3.64%	1,002	12	4.64%
Subtotal interest-bearing liabilities	54,322	17	0.13%	52,355	20	0.15%
Other interest expense(b)	—	3		—	2
Total interest-bearing liabilities	54,322	20	0.15%	52,355	22	0.17%
Total non-interest-bearing liabilities	1,051			820
Total liabilities	55,373			53,175
Total shareholders' equity	6,670			6,616
Total liabilities and shareholders' equity	$62,043			$59,791

Excess interest earning assets over interest bearing liabilities/ net interest income/ net interest margin	$3,035	$419	2.92%	$2,484	$391	2.85%
(a)	Represents interest revenue on securities loaned for the periods presented.
(b)	Represents interest expense on securities borrowed for the periods presented.

	Three Months Ended
	December 31, 2016
	Average	Interest	Average
	Balance	Inc./Exp.	Yield/Cost
Cash and equivalents	$1,610	$2	0.47%
Cash required to be segregated under federal or other regulations	1,590	2	0.44%
Available-for-sale securities	13,612	68	2.01%
Held-to-maturity securities	15,884	106	2.68%
Margin receivables	6,711	64	3.76%
Loans	3,892	45	4.59%
Broker-related receivables and other	961	—	0.08%
Subtotal interest-earning assets	44,260	287	2.59%
Other interest revenue(a)	—	23
Total interest-earning assets	44,260	310	2.79%
Total non-interest-earning assets	4,816
Total assets	$49,076

Deposits	$31,601	$—	0.01%
Customer payables	7,915	1	0.06%
Broker-related payables and other	1,093	—	0.00%
Other borrowings	411	5	4.30%
Corporate debt	994	14	5.47%
Subtotal interest-bearing liabilities	42,014	20	0.19%
Other interest expense(b)	—	2
Total interest-bearing liabilities	42,014	22	0.21%
Total non-interest-bearing liabilities	723
Total liabilities	42,737
Total shareholders' equity	6,339
Total liabilities and shareholders' equity	$49,076

Excess interest earning assets over interest bearing liabilities/ net interest income/ net interest margin	$2,246	$288	2.60%
(a)	Represents interest revenue on securities loaned for the periods presented.
(b)	Represents interest expense on securities borrowed for the periods presented.

Fees and Service Charges
($MM)	Three Months Ended
	December 31, 2017	September 30, 2017	December 31, 2016
Order flow revenue	$37	$33	$28
Money market funds and sweep deposits revenue(a)	21	23	19
Mutual fund service fees	10	10	9
Advisor management fees	10	9	7
Foreign exchange revenue	6	6	6
Reorganization fees	3	5	5
Other fees and service charges	6	6	6
Total fees and service charges	$93	$92	$80
(a)	Includes revenue earned on average customer cash held by third parties based on the federal funds rate or LIBOR plus a negotiated spread or other contractual arrangements with the third party institutions.

Explanation of Non-GAAP Measures

Management believes that adjusting GAAP measures by excluding or including certain items is helpful to investors and analysts who may wish to use some or all of this information to analyze the Company’s current performance, prospects and valuation. Management uses this non-GAAP information internally to evaluate operating performance and in formulating the budget for future periods. Management believes that the non-GAAP measures discussed below are appropriate for evaluating the operating and liquidity performance of the Company.

Adjusted Operating Margin

Adjusted operating margin is calculated by dividing adjusted income before income taxes by net revenue. Adjusted income before income taxes excludes the provision (benefit) for loan losses and losses on early extinguishment of debt. Management believes that excluding the provision (benefit) for loan losses and losses on early extinguishment of debt from operating margin provides a useful measure of the Company's ongoing operating performance because management excludes it when evaluating operating margin performance. See endnote (2) for a reconciliation of this non-GAAP measure to the comparable GAAP measure.

Corporate Cash

Corporate cash represents cash held at the parent company as well as cash held in certain subsidiaries, not including bank and brokerage subsidiaries, that can distribute cash to the parent company without any regulatory approval or notification. The Company believes that corporate cash is a useful measure of the parent company’s liquidity as it is the primary source of capital above and beyond the capital deployed in regulated subsidiaries. See endnote (6) for a reconciliation of this non-GAAP measure to the comparable GAAP measure.

Tangible Common Equity Book Value per Share

Tangible common equity book value per share represents common shareholders’ equity, which excludes preferred stock, less goodwill and other intangible assets (net of related deferred tax liabilities) divided by common stock outstanding. The Company believes that tangible common equity book value per share is a measure of the Company’s capital strength. See endnote (5) for a reconciliation of this non-GAAP measure to the comparable GAAP measure.

It is important to note that these non-GAAP measures may involve judgment by management and should be considered in addition to, not as substitutes for, or superior to, measures prepared in accordance with GAAP. For additional information on the adjustments to these non-GAAP measures, please see the Company’s financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that will be included in the periodic report the Company expects to file with the SEC with respect to the financial periods discussed herein.

ENDNOTES

(1) Net income for the quarter of $129 million, or $0.48 per diluted share, includes net expenses of $44 million, or $0.16, related to the following items:

  $58 million of additional tax expense, or $0.21, related to tax reform
  $26 million pre-tax, or $0.06, of benefit to provision for loan losses
  $3 million pre-tax, or $0.01, of costs related to crossing the $50 billion regulatory threshold.

Net income available to common shareholders for the year of $589 million, or $2.15 per diluted share, includes net expenses of $13 million, or $0.04, related to the following items:

  $58 million of additional tax expense, or $0.21, related to tax reform
  $168 million pre-tax, or $0.37, of benefit to provision for loan losses
  $58 million pre-tax, or $0.12, of losses on early extinguishment of debt
  $27 million pre-tax, or $0.06, of costs related to the OptionsHouse integration and crossing the $50 billion regulatory threshold
  $8 million pre-tax, or $0.02, of additional market data expenses

(2) Operating margin is the percentage of net revenue that results in income before income taxes. The percentage is calculated by dividing income before income taxes by total net revenue. The following table provides a reconciliation of GAAP operating margin percentage to non-GAAP adjusted operating margin percentage (dollars in millions):

	Q4 2017		Q3 2017		Q4 2016
	Amount	Operating Margin %	Amount	Operating Margin %	Amount	Operating Margin %

Income before income tax expense and operating margin	$299	47%	$223	37%	$205	40%
Add back impact of pre-tax items:
Provision (benefit) for loan losses	(26)		(29)		(18)
Losses on early extinguishment of debt	—		58		—
Subtotal	(26)		29		(18)
Adjusted income before income tax expense / adjusted operating margin	$273	43%	$252	42%	$187	37%

	Twelve Months Ended
	December 31, 2017		December 31, 2016
	Amount	Operating Margin %	Amount	Operating Margin %

Income before income tax expense and operating margin	$1,064	45%	$838	43%
Add back impact of pre-tax items:
Provision (benefit) for loan losses	(168)		(149)
Losses on early extinguishment of debt	58		—
Subtotal	(110)		(149)
Adjusted income before income tax expense / adjusted operating margin	$954	40%	$689	35%

(3) Records based on the period during which metric has been reported by the Company. Net new brokerage assets of $12.2 billion in 2017 is a record for the Company when compared to organic net asset growth from prior years, excluding one-time inflows related to past acquisitions. For additional information on net new brokerage assets, see Endnote (10).

(4) Amounts and percentages may not recalculate due to rounding. For percentage based metrics, the variance represents the current period less the prior period.

(5) The following table provides a reconciliation of GAAP common equity book value and common equity book value per share to non-GAAP tangible common equity book value and tangible common equity book value per share at period end (dollars in millions, except per share amounts):

	Q4 2017		Q3 2017		Q4 2016
	Amount	Per Share	Amount	Per Share	Amount	Per Share
Common equity book value	$6,242	$23.39	$6,254	$23.10	$5,878	$21.46
Less: Goodwill and other intangibles, net	(2,654)		(2,664)		(2,690)
Add: Deferred tax liabilities related to goodwill and other intangibles, net	404		609		569
Tangible common equity book value	$3,992	$14.96	$4,199	$15.51	$3,757	$13.71

(6) The following table provides a reconciliation of GAAP consolidated cash and equivalents to non-GAAP corporate cash at period end (dollars in millions):

	Q4 2017	Q3 2017	Q4 2016
Consolidated cash and equivalents	$931	$896	$1,950
Less: Cash at regulated subsidiaries(a)	(390)	(587)	(1,489)
Corporate cash	$541	$309	$461
(a)	Reported net of corporate cash on deposit at E*TRADE Bank that is eliminated in consolidation.

(7) The brokerage account attrition rate is calculated by dividing attriting brokerage accounts by total brokerage accounts at the previous period end, and is presented on an annualized basis. Attriting brokerage accounts are derived by subtracting net new brokerage accounts from gross new brokerage accounts.

(8) Customer margin balances include the following (dollars in billions):

	Q4 2017	Q3 2017	Q4 2016
Margin receivables held on balance sheet	$9.1	$8.5	$6.7
Customer margin balances held by a third party clearing firm	—	—	0.4
Total customer margin balances(a)	$9.1	$8.5	$7.1
(a)	Represents margin receivables held on the balance sheet and customer margin balances held by a third party clearing firm. The balances held by a third party were transferred to E*TRADE Securities during the three months ended September 30, 2017 in connection with the OptionsHouse integration.

(9) Customer cash held by third parties is held outside E*TRADE Financial and includes money market funds and sweep deposit accounts at unaffiliated financial institutions and customer cash held by a third party clearing firm. Customer cash held by third parties is not reflected in the Company’s consolidated balance sheet and is not immediately available for liquidity purposes. The following table provides details of customer cash held by third parties (dollars in billions):

	Q4 2017	Q3 2017	Q4 2016
Sweep deposits at unaffiliated financial institutions	$4.7	$6.4	$14.9
Customer cash held by a third party clearing firm(a)	—	—	1.6
Money market funds and other	1.0	0.7	0.3
Total customer cash held by third parties	$5.7	$7.1	$16.8
(a)	During the three months ended September 30, 2017, customer cash held by a third party clearing firm was transferred to E*TRADE Securities in connection with the integration of OptionsHouse.

(10) Net new customer assets are total inflows to all new and existing customer accounts less total outflows from all closed and existing customer accounts. The net new banking assets and net new brokerage assets metrics treat asset flows between E*TRADE entities in the same manner as unrelated third party accounts.

(11) Includes unpaid principal balances and premiums (discounts).

(12) E*TRADE Financial’s capital ratios are calculated as follows and are preliminary for the current period (dollars in millions):

	Q4 2017	Q3 2017	Q4 2016
E*TRADE Financial shareholders' equity	$6,931	$6,648	$6,272
DEDUCT:
Preferred stock	(689)	(394)	(394)
E*TRADE Financial Common Equity Tier 1 capital before regulatory adjustments	$6,242	$6,254	$5,878
ADD:
(Gains) losses in other comprehensive income on available-for-sale debt securities, net of tax	26	50	139
DEDUCT:
Goodwill and other intangible assets, net of deferred tax liabilities	(2,191)	(2,014)	(2,029)
Disallowed deferred tax assets	(304)	(472)	(505)
E*TRADE Financial Common Equity Tier 1 capital	$3,773	$3,818	$3,483
ADD:
Preferred stock	689	394	394
DEDUCT:
Disallowed deferred tax assets	(76)	(112)	(267)
E*TRADE Financial Tier 1 capital	$4,386	$4,100	$3,610
ADD:
Allowable allowance for loan losses	74	94	124
Non-qualifying capital instruments subject to phase-out (trust preferred securities)	414	414	414
E*TRADE Financial total capital	$4,874	$4,608	$4,148

E*TRADE Financial average assets for leverage capital purposes	$62,095	$59,835	$49,113
DEDUCT:
Goodwill and other intangible assets, net of deferred tax liabilities	(2,191)	(2,014)	(2,029)
Disallowed deferred tax assets	(380)	(584)	(772)
E*TRADE Financial adjusted average assets for leverage capital purposes	$59,524	$57,237	$46,312

E*TRADE Financial total risk-weighted assets(a)	$11,115	$10,855	$9,422

E*TRADE Financial Tier 1 leverage ratio (Tier 1 capital / Adjusted average assets for leverage capital purposes)	7.4%	7.2%	7.8%
E*TRADE Financial Common Equity Tier 1 capital / Total risk-weighted assets	33.9%	35.2%	37.0%
E*TRADE Financial Tier 1 capital / Total risk-weighted assets	39.5%	37.8%	38.3%
E*TRADE Financial total capital / Total risk-weighted assets	43.8%	42.4%	44.0%
(a)	Under the regulatory guidelines for risk-based capital, on-balance sheet assets and credit equivalent amounts of derivatives and off-balance sheet items are assigned to one of several broad risk categories according to the obligor or, if relevant, the guarantor or the nature of any collateral. The aggregate dollar amount in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are aggregated for determining total risk-weighted assets.

(13) E*TRADE Bank’s capital ratios are calculated as follows and are preliminary for the current period (dollars in millions):

	Q4 2017	Q3 2017	Q4 2016
E*TRADE Bank shareholder's equity	$3,703	$3,608	$3,153
ADD:
(Gains) losses in other comprehensive income on available-for-sale debt securities, net of tax	26	50	139
DEDUCT:
Goodwill and other intangible assets, net of deferred tax liabilities	(38)	(38)	(38)
Disallowed deferred tax assets	(71)	(56)	(122)
E*TRADE Bank Common Equity Tier 1 capital / Tier 1 capital	$3,620	$3,564	$3,132
ADD:
Allowable allowance for loan losses	74	94	105
E*TRADE Bank total capital	$3,694	$3,658	$3,237

E*TRADE Bank average assets for leverage capital purposes	$47,992	$46,562	$35,885
DEDUCT:
Goodwill and other intangible assets, net of deferred tax liabilities	(38)	(38)	(38)
Disallowed deferred tax assets	(71)	(56)	(122)
E*TRADE Bank adjusted average assets for leverage capital purposes	$47,883	$46,468	$35,725

E*TRADE Bank total risk-weighted assets(a)	$10,147	$10,044	$8,187

E*TRADE Bank Tier 1 leverage ratio (Tier 1 capital / Adjusted average assets for leverage capital purposes)	7.6%	7.7%	8.8%
E*TRADE Bank Common Equity Tier 1 capital / Total risk-weighted assets	35.7%	35.5%	38.3%
E*TRADE Bank Tier 1 capital / Total risk-weighted assets	35.7%	35.5%	38.3%
E*TRADE Bank total capital / Total risk-weighted assets	36.4%	36.4%	39.5%
(a)	Under the regulatory guidelines for risk-based capital, on-balance sheet assets and credit equivalent amounts of derivatives and off-balance sheet items are assigned to one of several broad risk categories according to the obligor or, if relevant, the guarantor or the nature of any collateral. The aggregate dollar amount in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are aggregated for determining total risk-weighted assets.

CONTACT:
E*TRADE Media Relations
646-521-4418
mediainq@etrade.com
or
E*TRADE Investor Relations
646-521-4406
ir@etrade.com